UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2023

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

The Company is filing this Current Report on Form 8-K (this “Form 8-K”) to disclose (a) the execution of the Share Exchange Agreement, (b) the filing with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock and of a Certificate of Designation of Series B Convertible Preferred Stock, and (c) the closing of the transactions contemplated by the Share Exchange Agreement (together, the “Transactions”). All capitalized terms in this introductory note not otherwise defined here are defined below in this Form 8-K.

The closing of the Transactions resulted in an $6,000,000 increase in the Company’s stockholders’ equity, which the Company believes – as detailed in this Form 8-K below – is sufficient to evidence compliance with the Nasdaq listing criteria and to maintain its listing on Nasdaq. Neither the Series A Preferred Stock nor the Series B Preferred Stock is redeemable or has voting rights, and may not be converted into shares of the Company’s Common Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding Common Stock, until the Company’s shareholders approve such conversion at a special meeting of stockholders.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On November 19, 2023, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Cytovia Therapeutics Holdings, Inc., a Delaware corporation (“Cytovia”) for Cytovia’s acquisition of 1,200,000 shares of the Company’s newly designated Series B Preferred Stock in exchange for 163,637 shares of common stock of NAYA held by Cytovia valued at $6,000,000 (the “Share Exchange”). On November 20, 2023, the Company and Cytovia closed on the exchange of shares.

The terms of the private offering are more fully set forth in the Share Exchange Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Company offered and sold the Series B Preferred Stock pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series A Preferred Stock

The Company’s Articles of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series A Preferred Stock (the “Series A Preferred”). One million (1,000,000) shares of Series A Preferred with a stated value of $5.00 per share were authorized under the Series A Certificate of Designation.

Each share of Series A Preferred has a stated value of $5.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a fixed conversion price equal to $2.20 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series A Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding Common Stock. Moreover, the Company may not effect the conversion of any shares of Series A Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding Common Stock unless and until the Company receives the approval required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any subsequent trading market).

Each share of Series A Preferred stock shall automatically convert into Common Stock upon the closing of the previously announced merger with NAYA.

The holders of Series A Preferred shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock.

The Series A Preferred Stock is being designated in anticipation of the proposed interim private offering of shares of Company in an estimated amount of $5,000,000 or more of gross proceeds, as contemplated by the merger agreement with NAYA Biosciences, Inc., previously announced on the Company’s Current Report on Form 8-K filed on October 26, 2023.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the previously announced merger with NAYA Biosciences, Inc.), each holder of Series A Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series A Preferred Stock issued under the Series A Certificate of Designation.

Other than those rights provided by law, the holders of Series A Preferred shall not have any voting rights.

The foregoing summary of the Series A Certificate of Designation is not complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which was filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

On November 20, 2023, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) which sets forth the rights, preferences, and privileges of the Series B Preferred Stock (the “Series B Preferred”). One million two hundred (1,200,000) shares of Series B Preferred with a stated value of $5.00 per share were authorized under the Series B Certificate of Designation.

Each share of Series B Preferred has a stated value of $5.00, which is convertible into shares of the Company’s common stock (the “Common Stock”) at a fixed conversion price equal to $5.00 per share, subject to adjustment. The Company may not effect the conversion of any shares of Series B Preferred if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the Company’s outstanding Common Stock unless and until the Company receives the approval required by the applicable rules and regulations of Nasdaq (or any subsequent trading market).

Each share of Series B Preferred stock shall automatically convert into Common Stock upon the closing of the previously announced merger with NAYA.

The holders of Series B Preferred shall be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of the Company (other than the previously announced merger with NAYA), each holder of Series B Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to (i) $5.00, multiplied by (ii) the total number of shares of Series B Preferred Stock issued under the Series B Certificate of Designation.

Other than those rights provided by law, the holders of Series B Preferred shall not have any voting rights.

The foregoing summary of the Series B Certificate of Designation is not complete and is qualified in its entirety by reference to the Series B Certificate of Designation, a copy of which was filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

In its most recent decision dated September 27, 2023, a Nasdaq Hearings Panel granted the Company an extension through November 20, 2023, to demonstrate a minimum of $2,500,000 in stockholders’ equity, as required by Nasdaq Listing Rule 5550(b)(1) (the “Rule”), for continued listing on The Nasdaq Capital Market.

As a result of the closing of the Transactions discussed above, we believe, as of the date of this filing, that the Company has stockholders’ equity in excess of $2,500,000 and has thereby regained compliance with the Rule. We await Nasdaq’s confirmation of the same.

Additionally, as a result of the Transactions and based on the significant reduction in net loss demonstrated in our Form 10-Q for the quarter ended September 30, 2023, the ongoing and further expected reduction in certain operating costs, including the end of research and development expenses related to securing FDA clearance for the INVOcell label update, and profits from the operations of our previously-acquired clinic, Wisconsin Fertility Institute, the Company believes its stockholders’ equity today should be sufficient to maintain our Nasdaq listing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation Establishing Series A Preferred Stock of INVO Bioscience, Inc.

3.2	Certificate of Designation Establishing Series B Preferred Stock of INVO Bioscience, Inc.

10.1	Share Exchange Agreement by and between INVO Bioscience, Inc. and Cytovia Therapeutics Holdings, Inc. dated as of November 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2023

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer